NEWS	Exhibit 99.1

Mark Graff
Vice President, IR & Finance
(813) 830-5311

Bloomin’ Brands Announces 2018 Q4 Diluted EPS of $0.12 and Adjusted Diluted EPS of $0.30
Full Year 2018 Diluted EPS of $1.14 and Adjusted Diluted EPS of $1.50
Q4 Comparable Restaurant Sales Growth of 2.9% at Outback Steakhouse and 1.6% Combined U.S.
Full Year Comparable Restaurant Sales Growth of 4.0% at Outback Steakhouse and 2.5% Combined U.S.

TAMPA, Fla., February 14, 2019 - Bloomin’ Brands, Inc. (Nasdaq: BLMN) today reported results for the fourth quarter 2018 (“Q4 2018”) and fiscal year ended December 30, 2018 (“Fiscal Year 2018”) compared to the fourth quarter 2017 (“Q4 2017”) and fiscal year ended December 31, 2017 (“Fiscal Year 2017”). In 2017, the fourth quarter and fiscal year included an additional operating week (“53rd week”) compared to Fiscal Year 2018.

Highlights for Q4 2018 include the following:

•	Comparable restaurant sales increased 2.9% at U.S. Outback Steakhouse(1)

•	Combined U.S. comparable restaurant sales increased 1.6%(1) and include an estimated negative (0.4%) impact from holiday shift

•	Comparable restaurant sales increased 2.4% for Outback Steakhouse in Brazil
Highlights for Fiscal Year 2018 include the following:

•	Comparable restaurant sales increased 4.0% at U.S. Outback Steakhouse with traffic up 0.9%(1)

•	Combined U.S comparable restaurant sales increased 2.5% with positive comps at all U.S concepts (1)

•	Opened 30 new restaurants, including 24 in international markets

•	Repurchased 5.1 million shares of common stock for a total of $114 million
____________________________

(1)
For Q4 2018, comparable restaurant sales compare the 13 weeks from October 1, 2018 through December 30, 2018 to the 13 weeks from October 2, 2017 through December 31, 2017. For Fiscal Year 2018, comparable sales and traffic compare the 52 weeks from January 1, 2018 through December 30, 2018 to the 52 weeks from January 2, 2017 through December 31, 2017.

Diluted EPS and Adjusted Diluted EPS
The following table reconciles Diluted earnings per share to Adjusted diluted earnings per share for the periods as indicated below.

	Q4			FISCAL YEAR
	2018	2017		2018	2017
	(13 Weeks)	(14 Weeks)	CHANGE	(52 Weeks)	(53 Weeks)	CHANGE
Diluted earnings per share	$0.12	$0.13	$(0.01)	$1.14	$1.02	$0.12
Adjustments	0.18	0.17	0.01	0.36	0.30	0.06
Adjusted diluted earnings per share	$0.30	$0.30	$—	$1.50	$1.32	$0.18
Remove Fiscal 2017 53rd Week Impact (1)	—	(0.12)	0.12	—	(0.11)	0.11
Adjusted diluted earnings per share on a comparable period basis (1)	$0.30	$0.18	$0.12	$1.50	$1.20	$0.30

________________
See Non-GAAP Measures later in this release. Numerical figures included in this table have been subject to rounding adjustments.

(1)
The 53rd week of 2017 was estimated to have positively impacted both GAAP and adjusted diluted earnings per share by approximately $0.12 and $0.11 for the fourth quarter and fiscal year 2017, respectively. For comparability, we have presented adjusted diluted earnings per share excluding the impact of the 53rd week of December 25, 2017 to December 31, 2017.

CEO Comments

“The fourth quarter was an excellent finish to a strong 2018 for Bloomin’ Brands,” said Liz Smith, CEO. “The Company met or exceeded the top end of our guidance for sales and profit driven by our strategic investments in the portfolio. Outback finished the year up 4.0% in comp sales with Q4 marking our eighth consecutive quarter of strong sales performance versus the industry. In 2019, we expect to drive healthy, profitable traffic growth and increase margins behind our sustainable growth model.”

Fourth Quarter Financial Results

Our Q4 2017 results included an additional operating week (14 Weeks) compared to Q4 2018 (13 Weeks). This additional week added $80.4M of total revenues, $0.12 of EPS and provided a 190 basis point and 170 basis point benefit to Q4 2017 GAAP and adjusted operating income margins, respectively. The following table includes both a reported and a comparable 13 weeks view of our Q4 2018 results:

	AS REPORTED			COMPARABLE BASIS (1)
	Q4 2018	Q4 2017		Q4 2017
(dollars in millions)	(13 Weeks)	(14 Weeks)	CHANGE	(13 Weeks)	CHANGE
Total revenues	$1,013.1	$1,076.4	(5.9)%	$996.0	1.7%

GAAP restaurant-level operating margin	14.7%	14.5%	0.2%	13.3%	1.4%
Adjusted restaurant-level operating margin (2)	14.7%	14.5%	0.2%	13.3%	1.4%

GAAP operating income margin	2.1%	1.4%	0.7%	(0.5)%	2.6%
Adjusted operating income margin (2)	4.3%	3.9%	0.4%	2.2%	2.1%
___________________

(1)	For Q4 2018, comparable financial measures compare the 13 weeks from October 1, 2018 through December 30, 2018 to the 13 weeks from September 25, 2017 through December 24, 2017.

(2)	See Non-GAAP Measures later in this release.

•	The decrease in reported total revenues was primarily due to revenues from the 53rd week in Q4 2017 and foreign currency translation partially offset by higher U.S. comparable restaurant sales.

•
The increase in reported GAAP operating income margin was primarily due to: (i) lower general and administrative expense from reduced compensation and severance, (ii) increases in U.S. comparable restaurant sales and (iii) the impact of certain cost savings initiatives. These increases were partially offset by: (i) commodity and labor inflation, (ii) the impact of the 53rd week in 2017 and (iii) net year-over-year impact of closure and restructuring initiatives.

Fourth Quarter Comparable Restaurant Sales(1)

Q4 2018 comparable restaurant sales exclude New Year’s Eve from our 2018 results, and include New Year’s Eve in our 2017 results. This shift had an estimated negative 40 basis point impact on Q4 2018 comparable restaurant sales.

THIRTEEN WEEKS ENDED DECEMBER 30, 2018	COMPANY-OWNED (1)
Comparable restaurant sales (stores open 18 months or more):
U.S.
Outback Steakhouse	2.9%
Carrabba’s Italian Grill	0.8%
Bonefish Grill	(1.1)%
Fleming’s Prime Steakhouse & Wine Bar	(0.4)%
Combined U.S.	1.6%

International
Outback Steakhouse - Brazil	2.4%
___________________

(1)	For Q4 2018, U.S. comparable restaurant sales compare the 13 weeks from October 1, 2018 through December 30, 2018 to the 13 weeks from October 2, 2017 through December 31, 2017.

Dividend Declaration and Share Repurchases
On February 12, 2019, our Board of Directors declared a quarterly cash dividend of $0.10 per share to be paid on March 8, 2019 to all stockholders of record as of the close of business on February 25, 2019.

On February 16, 2018, our Board of Directors approved a $150.0 million share repurchase program. As of February 12, 2019, we had $36.0 million remaining under this authorization. On February 12, 2019, our Board of Directors canceled this remaining authorization and approved a new $150.0 million authorization. This authorization will expire on August 12, 2020.

Impact of the Adoption of New Lease Accounting Standard
Beginning with Q1 2019, our financial statements will include the adoption of the new lease accounting standard. Among its impacts, we will no longer recognize the benefit of deferred gains on sale-leaseback transactions, resulting in an increase to Other restaurant operating expense of approximately $12.3 million in fiscal year 2019. The additional rent expense from these sale-leaseback transactions will remain on our financial statements.

We expect this change to have the following impact to our fiscal 2019 financial reporting and operating results:

•	a 10 cent reduction in earnings per share for the fiscal year

•	a 30 basis point reduction in operating income margin for the fiscal year

Fiscal 2019 Financial Outlook
The following table presents our expectations for selected fiscal 2019 financial reporting and operating results. Please note the following as it relates to these expectations:

•
Fiscal Year 2019 adjusted diluted earnings per share growth is expected to be approximately 10% to 15%, excluding the $0.10 impact of the deferred gains on sale-leaseback transactions as described above

•	We expect adjusted operating margin expansion of 50 to 70 basis points after adjusting for the negative 30 basis point impact of the deferred gains on sale-leaseback transactions as described above

Financial Results:	2019 Guidance
GAAP diluted earnings per share (1)	$1.44 to $1.52

Adjusted diluted earnings per share (1)	$1.53 to $1.61

GAAP effective income tax rate (1)	6% to 7%

Adjusted effective income tax rate (1)	7% to 8%

Other Selected Financial Data:
Combined U.S. comparable restaurant sales	2.0% to 2.5%

Commodity inflation	Approx. 2%

Capital expenditures	$175M - $200M

Number of new system-wide restaurants	Approx. 20
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(1)
The primary difference between our GAAP outlook and our adjusted outlook for both diluted earnings per share and effective income tax rate is driven by anticipated adjustments in connection with our relocation initiative and remaining impacts expected from previous store closure initiatives.

The following table is a reconciliation of our 2019 adjusted diluted earnings per share and adjusted operating income margin outlook. To improve comparability, in this table we have removed the benefit of deferred gains on sale-leaseback transactions from our 2018 results since we will no longer recognize those benefits in 2019 as a result of the adoption of the new lease accounting standard.

Earnings Per Share:	2018	2019 Guidance	Change
Adjusted diluted earnings per share	$1.50	$1.53 to $1.61	$0.03 to $0.11

Less: impact from new lease standard	(0.10)	-	0.10

Adjusted diluted earnings per share excluding impact of new lease standard	$1.40	$1.53 to $1.61	$0.13 to $0.21

Adjusted diluted earnings per share growth excluding impact of new lease standard			10% to 15%

Operating Income Margin:
Adjusted operating income margin	4.6%	4.8% to 5.0%	0.2% to 0.4%

Less: impact from new lease standard	(0.3%)	-	0.3%

Adjusted operating income margin excluding impact of new lease standard	4.3%	4.8% to 5.0%	0.5% to 0.7%

Conference Call
The Company will host a conference call today, February 14th at 9:00 AM EST. The conference call can be accessed live over the telephone by dialing (877) 407-9039 or (201) 689-8470 for international participants. A replay will be available beginning two hours after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers. The replay will be available until Thursday, February 21, 2019. The conference ID for the live call and replay is 13686753. The call will also be webcast live from the Company’s website at http://www.bloominbrands.com under the Investors section. A replay of this webcast will be available on the Company’s website after the call.

Impact of the Adoption of New Revenue Recognition Standard
Effective January 1, 2018, we adopted Accounting Standards Update No. 2014-09 “Revenue Recognition (Topic 606), Revenue from Contracts with Customers” (“ASU No. 2014-09”). Refer to Exhibit 99.2 to our April 26, 2018 Form 8-K for additional information regarding our adoption of this standard and the impact to our historical financial results.

Non-GAAP Measures
In addition to the results provided in accordance with GAAP, this press release and related tables include certain non-GAAP measures, which present operating results on an adjusted basis. These are supplemental measures of performance that are not required by or presented in accordance with GAAP and include the following: (i) Adjusted restaurant-level operating margin, (ii) Adjusted income from operations and the corresponding margin, (iii) Adjusted net income, (iv) Adjusted diluted earnings per share, (v) Adjusted segment restaurant-level operating margin and (vi) Adjusted segment income from operations and the corresponding margin. For purposes of improving comparability for our 2019 guidance, we have also presented Adjusted diluted earnings per share and Adjusted operating income margin excluding the impact of the new lease accounting standard in the table above.

We believe that our use of non-GAAP financial measures permits investors to assess the operating performance of our business relative to our performance based on GAAP results and relative to other companies within the restaurant industry by isolating the effects of certain items that may vary from period to period without correlation to core operating performance or that vary widely among similar companies. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. We believe that the disclosure of these non-GAAP measures is useful to investors as they form part of the basis for how our management team and Board of Directors evaluate our operating performance, allocate resources and administer employee incentive plans.

These non-GAAP financial measures are not intended to replace GAAP financial measures, and they are not necessarily standardized or comparable to similarly titled measures used by other companies. We maintain internal guidelines with respect to the types of adjustments we include in our non-GAAP measures. These guidelines endeavor to differentiate between types of gains and expenses that are reflective of our core operations in a period, and those that may vary from period to period without correlation to our core performance in that period. However, implementation of these guidelines necessarily involves the application of judgment, and the treatment of any items not directly addressed by, or changes to, our guidelines will be considered by our disclosure committee. You should refer to the reconciliations of non-GAAP measures in tables four, five, and six included later in this release for descriptions of the actual adjustments made in the current period and the corresponding prior period.

In this release, we have also included forward-looking non-GAAP information under the caption “Fiscal 2019 Financial Outlook”. This relates to our current expectations for fiscal year 2019 adjusted diluted EPS, combined U.S. comparable restaurant sales, adjusted operating margin expansion and adjusted effective income tax rate. We have also provided information with respect to our expectations for the corresponding GAAP measures.

The differences between our disclosed GAAP and non-GAAP expectations are described to the extent practicable under “Fiscal 2019 Financial Outlook”. However, in addition to the general cautionary language regarding all forward-looking statements included elsewhere in this release, we note that, because the items we adjust for in our non-GAAP measures may vary from period to period without correlation to our core performance, they are by nature more difficult to predict and estimate, so additional adjustments may occur in the remainder of the fiscal year and they may significantly impact our GAAP results.

About Bloomin’ Brands, Inc.
Bloomin’ Brands, Inc. is one of the largest casual dining restaurant companies in the world with a portfolio of leading, differentiated restaurant concepts. The Company has four founder-inspired brands: Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill and Fleming’s Prime Steakhouse & Wine Bar. The Company operates approximately 1,500 restaurants in 48 states, Puerto Rico, Guam and 20 countries, some of which are franchise locations. For more information, please visit www.bloominbrands.com.
Forward-Looking Statements
Certain statements contained herein, including statements under the headings “CEO Comments”, “Impact of the Adoption of New Lease Accounting Standard” and “Fiscal 2019 Financial Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws. Generally, these statements can be identified by the use of words such as “guidance,” “believes,” “estimates,” “anticipates,” “expects,” “on track,” “feels,” “forecasts,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “should,” “could,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statements. These risks and uncertainties include, but are not limited to: consumer reaction to public health and food safety issues; competition; increases in labor costs; government actions and policies; increases in unemployment rates and taxes; local, regional, national and international economic conditions; consumer confidence and spending patterns; price and availability of commodities; the effects of changes in tax laws; challenges associated with our remodeling, relocation and expansion plans; interruption or breach of our systems or loss of consumer or employee information; political, social and legal conditions in international markets and their effects on foreign operations and foreign currency exchange rates; our ability to preserve the value of and grow our brands; the seasonality of the Company’s business; weather, acts of God and other disasters; changes in patterns of consumer traffic, consumer tastes and dietary habits; the effectiveness of our strategic actions; the cost and availability of credit; interest rate changes; compliance with debt covenants and the Company’s ability to make debt payments and planned investments; and our ability to continue to pay dividends and repurchase shares of our common stock. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in its most recent Form 10-K and subsequent filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Note: Numerical figures included in this release have been subject to rounding adjustments.

TABLE ONE
BLOOMIN’ BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED	FOURTEEN WEEKS ENDED	FISCAL YEAR ENDED
(in thousands, except per share data)	DECEMBER 30, 2018	DECEMBER 31, 2017	DECEMBER 30, 2018	DECEMBER 31, 2017
Revenues
Restaurant sales	$996,984	$1,059,036	$4,060,871	$4,164,063
Franchise and other revenues	16,129	17,344	65,542	59,073
Total revenues	1,013,113	1,076,380	4,126,413	4,223,136
Costs and expenses
Cost of sales	313,173	332,600	1,295,588	1,317,110
Labor and other related	295,291	312,013	1,197,297	1,219,593
Other restaurant operating	241,631	260,701	967,099	996,180
Depreciation and amortization	50,120	49,803	201,593	192,282
General and administrative	70,204	91,897	282,720	306,956
Provision for impaired assets and restaurant closings	21,273	14,076	36,863	52,329
Total costs and expenses	991,692	1,061,090	3,981,160	4,084,450
Income from operations	21,421	15,290	145,253	138,686
Loss on extinguishment and modification of debt	—	(809)	—	(1,069)
Other (expense) income, net	(5)	151	(11)	14,912
Interest expense, net	(11,708)	(12,003)	(44,937)	(41,392)
Income before benefit for income taxes	9,708	2,629	100,305	111,137
(Benefit) provision for income taxes	(2,717)	(10,216)	(9,233)	7,529
Net income	12,425	12,845	109,538	103,608
Less: net income attributable to noncontrolling interests	1,518	893	2,440	2,315
Net income attributable to Bloomin’ Brands	$10,907	$11,952	$107,098	$101,293

Earnings per share:
Basic	$0.12	$0.13	$1.16	$1.05
Diluted	$0.12	$0.13	$1.14	$1.02

Weighted average common shares outstanding:
Basic	91,579	91,427	92,042	96,365
Diluted	92,833	94,721	94,075	99,707

Cash dividends declared per common share	$0.09	$0.08	$0.36	$0.32

TABLE TWO
BLOOMIN’ BRANDS, INC.
SEGMENT RESULTS
(UNAUDITED)
(dollars in thousands)	THIRTEEN WEEKS ENDED	FOURTEEN WEEKS ENDED	FISCAL YEAR ENDED
U.S. Segment	DECEMBER 30, 2018	DECEMBER 31, 2017	DECEMBER 30, 2018	DECEMBER 31, 2017
Revenues
Restaurant sales	$892,080	$943,771	$3,634,198	$3,713,666
Franchise and other revenues	12,604	13,818	53,041	47,201
Total revenues	$904,684	$957,589	$3,687,239	$3,760,867
Restaurant-level operating margin	13.9%	14.2%	14.2%	14.5%
Income from operations	$58,314	$76,723	$288,959	$289,971
Operating income margin	6.4%	8.0%	7.8%	7.7%
International Segment
Revenues
Restaurant sales	$104,904	$115,265	$426,673	$450,397
Franchise and other revenues	3,525	3,526	12,501	11,872
Total revenues	$108,429	$118,791	$439,174	$462,269
Restaurant-level operating margin	20.3%	20.5%	18.8%	20.6%
Income from operations	$7,949	$2,041	$22,001	$28,798
Operating income margin	7.3%	1.7%	5.0%	6.2%
Reconciliation of Segment Income from Operations to Consolidated Income from Operations
Segment income from operations
U.S.	$58,314	$76,723	$288,959	$289,971
International	7,949	2,041	22,001	28,798
Total segment income from operations	66,263	78,764	310,960	318,769
Unallocated corporate operating expense	(44,842)	(63,474)	(165,707)	(180,083)
Total income from operations	$21,421	$15,290	$145,253	$138,686

TABLE THREE
BLOOMIN’ BRANDS, INC.
SUPPLEMENTAL BALANCE SHEET INFORMATION
(UNAUDITED)
(in thousands)	DECEMBER 30, 2018	DECEMBER 31, 2017
Cash and cash equivalents (1)	$71,823	$128,263
Net working capital (deficit) (2)	$(455,556)	$(453,183)
Total assets	$2,464,774	$2,561,894
Total debt, net	$1,094,775	$1,118,104
Total stockholders’ equity (3)	$54,817	$81,231
Common stock outstanding (3)	91,272	91,913
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(1)	Excludes restricted cash.

(2)
We have, and in the future may continue to have, negative working capital balances (as is common for many restaurant companies). We operate successfully with negative working capital because cash collected on Restaurant sales is typically received before payment is due on our current liabilities, and our inventory turnover rates require relatively low investment in inventories. Additionally, ongoing cash flows from restaurant operations and gift card sales are used to service debt obligations and to make capital expenditures.

(3)
During the fiscal year ended December 30, 2018, we repurchased 5.1 million shares of our outstanding common stock and issued 4.0 million shares of our common stock through the exercise of stock options.

TABLE FOUR
BLOOMIN’ BRANDS, INC.
RESTAURANT-LEVEL OPERATING MARGIN NON-GAAP RECONCILIATION
(UNAUDITED)
	FOURTH QUARTER		FOURTH QUARTER			(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED QUARTER TO DATE
	2018		2017
	AS REPORTED		AS REPORTED		COMPARABLE ADJUSTED BASIS (1)	AS REPORTED	COMPARABLE BASIS (2)
Consolidated:	GAAP	ADJUSTED (1)	GAAP	ADJUSTED (1)
Restaurant sales	100.0%	100.0%	100.0%	100.0%	100.0%

Cost of sales	31.4%	31.4%	31.4%	31.4%	31.5%	—%	0.1%
Labor and other related	29.6%	29.6%	29.5%	29.5%	29.6%	(0.1)%	—%
Other restaurant operating	24.2%	24.3%	24.6%	24.6%	25.6%	0.3%	1.3%

Restaurant-level operating margin (3)	14.7%	14.7%	14.5%	14.5%	13.3%	0.2%	1.4%

Segments - Restaurant-level operating margin (3):
U.S.	13.9%	13.9%	14.2%	14.2%		(0.3)%
International	20.3%	20.3%	20.5%	20.5%		(0.2)%

	FISCAL YEAR		FISCAL YEAR			(UNFAVORABLE) FAVORABLE CHANGE IN ADJUSTED YEAR TO DATE
	2018		2017
	AS REPORTED		AS REPORTED		COMPARABLE ADJUSTED BASIS (1)	AS REPORTED	COMPARABLE BASIS (2)
Consolidated:	GAAP	ADJUSTED (1)	GAAP	ADJUSTED (1)
Restaurant sales	100.0%	100.0%	100.0%	100.0%	100.0%

Cost of sales	31.9%	31.9%	31.6%	31.6%	31.7%	(0.3)%	(0.2)%
Labor and other related	29.5%	29.5%	29.3%	29.3%	29.3%	(0.2)%	(0.2)%
Other restaurant operating	23.8%	23.9%	23.9%	24.1%	24.3%	0.2%	0.4%

Restaurant-level operating margin (3)	14.8%	14.7%	15.2%	15.0%	14.7%	(0.3)%	—%

Segments - Restaurant-level operating margin (3):
U.S.	14.2%	14.2%	14.5%	14.4%		(0.2)%
International	18.8%	18.7%	20.6%	20.6%		(1.9)%
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(1)
The table set forth below titled “Restaurant-level Operating Margin Adjustments” provides additional information regarding the adjustments for each period presented. Adjustments for the 13-week and 52-week 2017 comparable basis adjusted restaurant-level operating margin calculations are consistent with the adjustments applied to the “as reported” adjusted calculations for each respective period.

(2)
Comparable basis adjusted restaurant-level operating margins compare the 13 weeks from October 1, 2018 through December 30, 2018 to the 13 weeks from September 25, 2017 through December 24, 2017 and the 52 weeks from January 1, 2018 through December 30, 2018 to the 52 weeks from December 26, 2016 through December 24, 2017.

(3)
The following categories of our revenue and operating expenses are not included in restaurant-level operating margin because we do not consider them reflective of operating performance at the restaurant-level within a period:

(i)	Franchise and other revenues, which are earned primarily from franchise royalties and other non-food and beverage revenue streams, such as rental and sublease income.

(ii)	Depreciation and amortization which, although substantially all of which is related to restaurant-level assets, represent historical sunk costs rather than cash outlays for the restaurants.

(iii)	General and administrative expense which includes primarily non-restaurant-level costs associated with support of the restaurants and other activities at our corporate offices.

(iv)	Asset impairment charges and restaurant closing costs which are not reflective of ongoing restaurant performance in a period.

Restaurant-level Operating Margin Adjustments - Following is a summary restaurant-level operating margin adjustments recorded in Other restaurant operating for the following activities, as described in table five of this release:

	FOURTH QUARTER	FOURTH QUARTER	FISCAL YEAR
(dollars in millions)	2018	2017	2018	2017
Restaurant and asset impairments and closing costs (1)	$0.2	$—	$3.4	$4.8
Restaurant relocations and related costs	0.1	0.2	0.7	0.9
	$0.3	$0.2	$4.1	$5.7
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(1)
Restaurant and asset impairments and closing costs includes $0.6 million of adjustments for fiscal year 2018 recorded the International segment. All other adjustments were recorded within the U.S. segment.

TABLE FIVE
BLOOMIN’ BRANDS, INC.
INCOME FROM OPERATIONS, NET INCOME AND DILUTED EARNINGS PER SHARE NON-GAAP RECONCILIATIONS
(UNAUDITED)
	THIRTEEN WEEKS ENDED	FOURTEEN WEEKS ENDED	FISCAL YEAR ENDED
(in thousands, except per share data)	DECEMBER 30, 2018	DECEMBER 31, 2017	DECEMBER 30, 2018	DECEMBER 31, 2017
Income from operations (1)	$21,421	$15,290	$145,253	$138,686
Operating income margin (1)	2.1%	1.4%	3.5%	3.3%
Adjustments:
Restaurant and asset impairments and closing costs (2)	17,521	11,276	29,542	42,767
Restaurant relocations and related costs (3)	4,009	4,438	8,647	12,539
Legal and contingent matters (4)	310	553	1,068	553
Severance (5)	—	9,991	3,493	11,006
Transaction-related expenses (6)	—	—	—	1,447
Total income from operations adjustments	21,840	26,258	42,750	68,312
Adjusted income from operations	$43,261	$41,548	$188,003	$206,998
Adjusted operating income margin	4.3%	3.9%	4.6%	4.9%

Net income attributable to Bloomin’ Brands (1)	$10,907	$11,952	$107,098	$101,293
Adjustments:
Income from operations adjustments	21,840	26,258	42,750	68,312
Loss on extinguishment and modification of debt (7)	—	809	—	1,069
Gain on disposal of business and other costs (8)	—	—	—	(14,854)
Total adjustments, before income taxes	21,840	27,067	42,750	54,527
Adjustment to provision for income taxes (1)(9)	(5,182)	(10,495)	(8,944)	(24,513)
Net adjustments	16,658	16,572	33,806	30,014
Adjusted net income	$27,565	$28,524	$140,904	$131,307

Diluted earnings per share	$0.12	$0.13	$1.14	$1.02

Adjusted diluted earnings per share	$0.30	$0.30	$1.50	$1.32
Remove Fiscal 2017 53rd Week Impact (10)	—	(0.12)	—	(0.11)
Adjusted diluted earnings per share on a comparable period basis (10)	$0.30	$0.18	$1.50	$1.20

Diluted weighted average common shares outstanding	92,833	94,721	94,075	99,707
_________________
Note: Numerical figures included in this table have been subject to rounding adjustments.

(1)
Income from operations and Net income attributable to Bloomin’ Brands for 2017 have been restated. Refer to Exhibit 99.2 to our April 26, 2018 Form 8-K for additional information regarding our adoption of this standard and the impact to our historical financial results. Adjustment to provision for income taxes for 2017 has been restated to include the $5.6 million benefit from the enactment of the Tax Act on the adoption of ASU No. 2014-09, consisting of the remeasurement of additional deferred tax balances related to the adoption.

(2)
Represents asset impairment charges and related costs primarily associated with: (i) approved closure and restructuring initiatives, (ii) the restructuring of certain international markets, (iii) the restructuring of our Express concept in 2018, (iv) reclassification of assets to held for sale in connection with refranchising certain restaurants in 2018 and (v) the remeasurement of certain surplus properties in 2017.

(3)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation program.

(4)	Represents fees and expenses related to certain legal and contingent matters.

(5)	Relates to severance expense incurred primarily as a result of restructuring of certain functions.

(6)	Relates primarily to professional fees related to certain income tax items in which the associated tax benefit is adjusted in Adjustments to provision for income taxes.

(7)	Relates to refinancing of our Senior Secured Credit Facility and modification of our Credit Agreement.

(8)	Primarily relates to gains on the sale of 55 U.S. Company-owned restaurants and expenses related to certain surplus properties.

(9)
Includes the impact of the Tax Act, including the benefit from the adoption of ASU No. 2014-09 discussed in footnote 1 above, other discretionary tax adjustments and the income tax effect of non-GAAP adjustments.

(10)
The 53rd week of 2017 was estimated to have positively impacted both GAAP and adjusted diluted earnings per share by approximately $0.12 and $0.11 for the fourth quarter and fiscal year 2017, respectively. For comparability, we have presented adjusted diluted earnings per share excluding the impact of the 53rd week of December 25, 2017 to December 31, 2017. The difference in the impact of the 53rd week on the fourth quarter and fiscal year 2017 adjusted diluted earnings per share are the diluted weighted average common shares outstanding for each respective period.

Following is a summary of the financial statement line item classification of the net income adjustments:

	THIRTEEN WEEKS ENDED	FOURTEEN WEEKS ENDED	FISCAL YEAR ENDED
(dollars in thousands)	DECEMBER 30, 2018	DECEMBER 31, 2017	DECEMBER 30, 2018	DECEMBER 31, 2017
Other restaurant operating	$(314)	$(214)	$(4,097)	$(5,695)
Depreciation and amortization	901	1,603	5,423	6,712
General and administrative	825	11,714	6,683	17,123
Provision for impaired assets and restaurant closings	20,428	13,155	34,741	50,172
Loss on extinguishment and modification of debt	—	809	—	1,069
Other (expense) income, net	—	—	—	(14,854)
(Benefit) provision for income taxes	(5,182)	(10,495)	(8,944)	(24,513)
Net adjustments	$16,658	$16,572	$33,806	$30,014

TABLE SIX
BLOOMIN’ BRANDS, INC.
SEGMENT INCOME FROM OPERATIONS NON-GAAP RECONCILIATION
(UNAUDITED)
U.S. Segment	THIRTEEN WEEKS ENDED	FOURTEEN WEEKS ENDED	FISCAL YEAR ENDED
(dollars in thousands)	DECEMBER 30, 2018	DECEMBER 31, 2017	DECEMBER 30, 2018	DECEMBER 31, 2017
Income from operations	$58,314	$76,723	$288,959	$289,971
Operating income margin	6.4%	8.0%	7.8%	7.7%
Adjustments:
Restaurant and asset impairments and closing costs (1)	12,240	2,401	14,283	32,237
Restaurant relocations and related costs (2)	4,010	4,438	8,648	12,539
Severance (3)	—	—	1,576	—
Transaction-related expenses	—	—	—	347
Adjusted income from operations	$74,564	$83,562	$313,466	$335,094
Adjusted operating income margin	8.2%	8.7%	8.5%	8.9%

International Segment
(dollars in thousands)
Income from operations	$7,949	$2,041	$22,001	$28,798
Operating income margin	7.3%	1.7%	5.0%	6.2%
Adjustments:
Restaurant and asset impairments and closing costs (4)	5,281	8,875	15,259	10,530
Severance (3)	—	920	571	1,210
Adjusted income from operations	$13,230	$11,836	$37,831	$40,538
Adjusted operating income margin	12.2%	10.0%	8.6%	8.8%
_________________

(1)
Represents asset impairment charges and related costs primarily associated with approved closure and restructuring initiatives, the restructuring of our Express concept in 2018, reclassification of assets to held for sale in connection with refranchising certain restaurants in 2018 and the remeasurement of certain surplus properties in 2017.

(2)	Represents asset impairment charges and accelerated depreciation incurred in connection with our relocation program.

(3)	Relates to severance expense incurred primarily as a result of restructuring of certain functions.

(4)	Represents asset impairment charges and related costs primarily associated with approved closure and restructuring initiatives and the restructuring of certain international markets in 2018.

TABLE SEVEN
BLOOMIN’ BRANDS, INC.
COMPARATIVE RESTAURANT INFORMATION
(UNAUDITED)
Number of restaurants (at end of the period):	SEPTEMBER 30, 2018	OPENINGS	CLOSURES	DECEMBER 30, 2018
U.S.
Outback Steakhouse
Company-owned	580	—	(1)	579
Franchised	153	1	—	154
Total	733	1	(1)	733
Carrabba’s Italian Grill
Company-owned	224	—	—	224
Franchised	3	—	—	3
Total	227	—	—	227
Bonefish Grill
Company-owned	191	—	(1)	190
Franchised	7	—	—	7
Total	198	—	(1)	197
Fleming’s Prime Steakhouse & Wine Bar
Company-owned	70	—	—	70
Other
Company-owned	5	—	—	5
U.S. Total	1,233	1	(2)	1,232
International
Company-owned
Outback Steakhouse—Brazil (1)	92	—	—	92
Other	32	1	—	33
Franchised
Outback Steakhouse - South Korea	75	3	—	78
Other	56	—	(1)	55
International Total	255	4	(1)	258
System-wide total	1,488	5	(3)	1,490
____________________

(1)	The restaurant counts for Brazil are reported as of August 31, 2018 and November 30, 2018 to correspond with the balance sheet dates of this subsidiary.

TABLE EIGHT
BLOOMIN’ BRANDS, INC.
COMPARABLE RESTAURANT SALES INFORMATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED	FOURTEEN WEEKS ENDED	FISCAL YEAR ENDED
	DECEMBER 30, 2018 (1)	DECEMBER 31, 2017 (2)	DECEMBER 30, 2018 (1)	DECEMBER 31, 2017 (2)
Year over year percentage change:
Comparable restaurant sales (stores open 18 months or more) (3):
U.S.
Outback Steakhouse	2.9%	4.7%	4.0%	1.8%
Carrabba’s Italian Grill	0.8%	1.3%	0.2%	(1.2)%
Bonefish Grill	(1.1)%	0.6%	0.5%	(1.7)%
Fleming’s Prime Steakhouse & Wine Bar	(0.4)%	3.1%	0.8%	(0.4)%
Combined U.S.	1.6%	3.3%	2.5%	0.5%
International
Outback Steakhouse - Brazil (4)	2.4%	4.9%	(1.5)%	6.3%

Traffic:
U.S.
Outback Steakhouse	(0.8)%	4.3%	0.9%	0.3%
Carrabba’s Italian Grill	(1.8)%	(3.3)%	(4.1)%	(4.2)%
Bonefish Grill	(3.9)%	(0.7)%	(2.6)%	(2.8)%
Fleming’s Prime Steakhouse & Wine Bar	(3.4)%	(2.5)%	(4.3)%	(5.5)%
Combined U.S.	(1.5)%	1.8%	(0.8)%	(1.3)%
International
Outback Steakhouse - Brazil	(2.5)%	(0.4)%	(4.4)%	(0.2)%

Average check per person increases (5):
U.S.
Outback Steakhouse	3.7%	0.4%	3.1%	1.5%
Carrabba’s Italian Grill	2.6%	4.6%	4.3%	3.0%
Bonefish Grill	2.8%	1.3%	3.1%	1.1%
Fleming’s Prime Steakhouse & Wine Bar	3.0%	5.6%	5.1%	5.1%
Combined U.S.	3.1%	1.5%	3.3%	1.8%
International
Outback Steakhouse - Brazil	4.2%	5.0%	2.8%	6.3%
____________________

(1)
For Q4 2018, U.S. comparable restaurant sales and traffic compare the 13 weeks from October 1, 2018 through December 30, 2018 to the 13 weeks from October 2, 2017 through December 31, 2017. For Fiscal Year 2018, U.S. comparable restaurant sales and traffic compare the 52 weeks from January 1, 2018 through December 30, 2018 to the 52 weeks from January 2, 2017 through December 31, 2017.

(2)
For Q4 2017, U.S. comparable restaurant sales and traffic compare the 14 weeks from September 25, 2017 through December 31, 2017 to the 14 weeks from September 26, 2016 through January 1, 2017. For Fiscal Year 2017, U.S. comparable restaurant sales and traffic compare the 53 weeks from December 26, 2016 through December 31, 2017 to the 53 weeks from December 28, 2015 through January 1, 2017.

(3)
Comparable restaurant sales exclude the effect of fluctuations in foreign currency rates. Relocated international restaurants closed more than 30 days and relocated U.S. restaurants closed more than 60 days are excluded from comparable restaurant sales until at least 18 months after reopening.

(4)	Includes trading day impact from calendar period reporting.

(5)	Average check per person includes the impact of menu pricing changes, product mix and discounts.
SOURCE: Bloomin’ Brands, Inc.